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RSM US LLP is the U.S. member firm of RSM International, a global network of independent audit, tax, and consulting firms. Visit rsmus.com/aboutus for more information regarding RSM US LLP and RSM International.

Exhibit 16.1

May 2, 2023

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read The LGL Group, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on May 2, 2023, and we agree with such statements concerning our firm.

/s/ RSM US LLP